Exhibit 99.1

Applied DNA Reports Fiscal Second Quarter 2018 Financial Results

-Submits Drug Master File to FDA for Administrative Review-

-Signs $2.5 Million in Non-Textile Contracts-

-Company to Hold Conference Call and Webcast Today,
Thursday, May 3, 2018 at 4:30 PM ET-

STONY BROOK, N.Y. – May 3, 2018 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), announced financial results for the fiscal 2018 second quarter ended March 31, 2018.

“Our fiscal second quarter performance reflects our continuing ability to monetize our molecular taggant technology platform to drive top-line growth while also progressing nascent opportunities that offer a path to greater annual recurring revenues,” stated Dr. James A. Hayward, chairman, president and CEO of Applied DNA. “Our activities in the quarter reflect the growing applicability of our technology platform to multiple business verticals and its continued adoption that is fueling an expansion of our pipeline of revenue opportunities. During the quarter we continued to grow our business while controlling costs and have reduced our monthly burn by 6% on average since the beginning of the fiscal year.”

“This fiscal quarter saw the largest non-textile/non-governmental deal flow in the Company’s history with the signing of multiple pre-commercial contracts worth approximately $2.5 million in their aggregate over their terms. We secured a pre-commercial contract with TheraCann International Benchmark Corporation (“TheraCann”) to develop molecular tracking systems for legal cannabis worldwide. We signed definitive agreements that include milestone and royalty payments with Colorcon, Inc. (“Colorcon”) that will enable us to penetrate the global pharmaceutical and nutraceutical industry.

Continued Dr. Hayward, “Our Colorcon agreements are particularly noteworthy as they give us the opportunity to accelerate revenue from the pharmaceutical industry. We can now leverage Colorcon’s significant sales presence globally to access the worldwide pharmaceutical and nutraceutical market for solid oral dose tablets. With Colorcon, together with our partnership with Videojet, and supplemented by the recent signing of a Memorandum of Understanding with ACG for the marking of oral dose capsules, we can offer what we believe to be the first multi-layered supply chain traceability and security solution for the industry at a time when pharmaceutical manufacturers and other supply chain stakeholders are moving to comply with the U.S. Food & Drug Administration’s Drug Supply Chain Security Act and its November 2018 serialization enforcement deadline.”

Concluded, Dr. Hayward, “Looking ahead to the second-half of the fiscal year, we believe the seasonality inherent in our cotton business should catalyze revenue as we expect to deliver taggant to mark U.S. cotton under our multi-year supply agreement. Longer term, we believe our business development and pre-commercial activities create revenue opportunity across several markets. In particular, we see substantial opportunities in synthetic textiles, where the total addressable market is seven times greater than the cotton market, and biopharma, where we believe our ability to quickly manufacture ultra-pure DNA in bulk can be a game-changer for the industry. We have recently demonstrated the ability to use our linear DNA in transfection models that may allow for commercial expression of repaired or improved genes in humans, animals and plants, resolving what we believe to be one of the most significant hurdles slowing the implementation of DNA vaccines, gene therapy and personalized medicine – the availability of large-scale linear DNA as an alternative to less desirable plasmid DNA. "

Fiscal Second Quarter Financial Results:

•	Revenues increased 15% for the second quarter of fiscal 2018 to just over $1.0 million, compared with $905 thousand reported in the second quarter of fiscal 2017, and increased 61% over revenues of $648 thousand for the fiscal first quarter ended December 31, 2017. The year-over-year and quarter-over-quarter increase in revenues is primarily attributable to an increase in revenues from a government contract award, as well as an increase in feasibility pilots in leather and cannabis industries. These increases were offset by a decrease in cotton textile revenues.

•	Deferred revenue increased to $1.2 million as of March 31, 2018 as compared to $351 thousand at September 30, 2017. The reason for this increase is fees paid for a variety of contracts that include specific milestones and therefore were not able to be fully recognized as revenue during the quarter ended March 31, 2018.

•	Total operating expenses were $2.8 million, compared with $4.0 million in the prior year’s quarter, a decrease of approximately 30%. The decrease in year-over-year total operating expenses is primarily attributable to a decrease in stock based compensation expense of $823 thousand, as well as decreases in legal, payroll and advertising and marketing costs.

•	Net loss for the quarter ended March 31, 2017 was $2.1 million, or $0.07 per share, compared with a net loss of $3.4 million, or $0.13 per share for the same period in the prior fiscal year and a net loss of $3.2 million, or $0.12 per share for the first fiscal quarter ended December 31, 2017.

•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended March 31, 2018 was negative $2.3 million, compared to negative Adjusted EBITDA of $2.7 million for the same quarter last fiscal year and negative Adjusted EBITDA of $2.8 million in the prior fiscal quarter. See below for information regarding non-GAAP measures.

Six-Month Financial Highlights:

•	Revenues for the first six months of fiscal 2018 totaled $1.7 million, a decline of 6% from the same period in the prior fiscal year. The decrease in revenues was due to a decrease in cotton textile revenue, offset by increases in service revenue related to a government contract award as well as feasibility studies in leather and cannabis industries.

•	Operating expenses for the six months ended March 31, 2018 decreased by $2.3 million or 27% for the same period last fiscal year. The decrease is primarily attributable to a decrease in stock based compensation, offset by an increase in R&D due to the government contract award.

•	Net loss for the six months ended March 31, 2018 was $5.3 million or $0.18 per share, compared with a net loss of $7.4 million or $0.29 per share for the six months ended March 31, 2017.

•	Excluding non-cash expenses and interest, Adjusted EBITDA remained flat for the six months ended March 31, 2018 and March 31, 2017 at a negative $5.1 million. See below for information regarding non-GAAP measures.

Recent Operational Highlights:

•	Today, the Company announced WestPoint Home, LLC (WPH) as its newest CertainT Platform licensee. WPH will use the CertainT Platform for source verification of r-PET and PET materials used in duvets, towels, sheets, pillow cases, bed skirts, shams, and decorative pillow products for the hospitality market. Pursuant to the operative agreements, the Company will be paid a fixed cash amount plus product-based royalties on every tagged item sold.

•	On May 1, Applied DNA announced the successful completion of its leather tagging feasibility pilot with BLC Leather Technologies Centre Ltd. The pilot proved that the Company’s technology can be used in the harsh leather-production environment to provide forensic traceability for leather from farm to shop. The Company is working to secure funded scale-up trials of tagged leather for Puma, Clarks, Scottish Leather Group, Tong Hong Tanneries, among other sponsors.

•	On April 27, the Company filed its Drug Master File (DMF) with the Food and Drug Administration (FDA) and its DMF is now available for Administrative Review by the FDA. The Company expects its DMF will be referenced by the DMF filed for Colorcon’s tablet coatings. Both DMFs will be reviewed by FDA once a pharmaceutic company files documents seeking approval for DNA-tagging.

•	On April 10, the Company debuted its security print platform featuring the Videojet 1860M continuous inkjet printer. The platform, which now features two qualified DNA-impregnated inks – black and invisible – provides forensic traceability of products and packaging, carrying such claims documented by certifying bodies of origin, authenticity, provenance, quality or sustainability, on any production line on which continuous inkjet printing is utilized. Applicable industries include pharmaceuticals, biopharma, medical devices, food and beverage, aerospace/defense and industrial parts.

•	On April 5, Applied DNA announced that it had signed definitive agreements with Colorcon for the use of the Company’s SigNature® molecular tags in Colorcon’s product offerings and access to the Company’s associated authentication technologies for application in the pharmaceutical and nutraceutical markets.

As part of the agreements, Applied DNA will supply taggant and authentication materials to Colorcon in exchange for milestone payments and long-term royalties on the sale of Colorcon products incorporating the Company’s molecular tags and on the sale of related authentication services. The first of two milestone payments was paid to Applied DNA just subsequent to the signing of the Agreements with the second milestone payment due upon initial approval by a regulatory authority for application in a solid oral dose pharmaceutical or nutraceutical product.

•	On March 23, the Company announced that it has fulfilled an order for its SigNature® molecular tags to track granular fertilizer destined for delivery by Rosier S.A. to Turkey and several African countries. This was the first order for marked fertilizer from Rosier following the successful completion of a large-scale pilot project with Rosier completed in August 2017.

•	On February 27, Applied DNA announced its collaboration with American & Efird (A&E), one of the world’s leading manufacturers and distributors of industrial and consumer sewing thread, embroidery thread, and technical textiles, to utilize its CertainT® platform to develop secure sewing threads for brand protection. Applied DNA’s collaboration with A&E represents execution on the Company’s growth strategy to expand its base of business in its core markets and broaden the application of it molecular tagging technology platform in adjacent markets.

•	On February 26, the Company announced that it signed a Memorandum of Understanding with ACG to allow ACG to develop molecularly-tagged empty hard-shell capsules to its customers to enhance product traceability and authentication. ACG is one of the world’s largest pharmaceutic and nutraceutical capsule manufacturers.

•	On February 22, Applied DNA further strengthened its cotton genotyping and traceability patent portfolio with the receipt of a notice of allowance for its U.S. patent application that bolsters the Company’s fiberTyping technology. FiberTyping, together with the Company’s SigNature T molecular tags, provide immutable forensic-level identity and traceability to its cotton customers, brand-owners and retailers.

•	On January 25, the Company announced that it signed an initial two-year, $1 million contract with TheraCann for the integration of Applied DNA’s SigNature molecular tagging and testing technology into TheraCann’s blockchain-based, seed-to-sale Enterprise Resource Platform (ERP) for legal cannabis operations. Applied DNA subsequently announced that it had generated successful initial results in its ability to detect its DNA taggant throughout all points in the legal cannabis supply chain.

•	On January 23, Applied DNA announced the establishment of a Central DNA Testing Laboratory in Ahmedabad, India, to provide full forensic authentication services. The laboratory supports the Company’s growing global textile business in the Asia-Pacific region with expansion capability for other supply chains present in the region, such as fertilizer and pharmaceuticals.

Fiscal Second Quarter 2018 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal second quarter 2018 results on Thursday, May 3, 2018 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free: 1-844-887-9402

•	Participant Toll: 1-412-317-6798

•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/links/apdn180503.html

Replay (available 1 hour following the conclusion of the live call through May 4, 2018):

•	Participant Toll Free: 1-877-344-7529

•	Participant Toll: 1-412-317-0088

•	Participant Passcode: 10119469

•	Webcast replay: https://services.choruscall.com/links/apdn180503.html

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics, personalized medicine and therapeutics.

Applied DNA makes life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. The proprietary DNA-based "CertainT®" platform can be used to identify, tag, test, and track products, to help assure authenticity, origin, traceability, sustainability and quality of products.

SigNature® DNA describes the core technology ingredient that is at the heart of a family of uncopiable, security and authentication solutions, targeted a wide range of industries, including but not limited to, pharmaceuticals and nutraceuticals, textiles and defense materials and DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track-and-trace. Our products provide a forensic chain of evidence in large commercial ecosystems

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Forward Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to our lack of significant revenues, limited financial resources, limited market acceptance, history of net losses, market competition, risk of not obtaining regulatory approval and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including our Annual Report on Form 10-K filed on December 28, 2017 and our subsequent quarterly reports on Form 10-Q filed on February 8, 2018 and May 3, 2018, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	September 30, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,709,402	$2,959,781
Accounts receivable, net of allowance of $10,000 at March 31, 2018 and September 30, 2017, respectively	1,525,715	2,587,969

Inventories	293,838	326,468
Prepaid expenses and other current assets	575,414	366,954
Total current assets	6,104,369	6,241,172

Property and equipment, net	550,907	523,688

Other assets:
Deposits	62,437	61,626

Goodwill	285,386	285,386
Intangible assets, net	930,444	1,042,076

Total Assets	$7,933,543	$8,153,948

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,022,077	$944,133
Deferred revenue	1,204,351	351,735

Total current liabilities	2,226,428	1,295,868

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of March 31, 2018 and September 30, 2017	—	—
Series A Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2018 and September 30, 2017	—	—
Series B Preferred stock, par value $0.001 per share, 10,000,000 shares authorized; -0- issued and outstanding as of March 31, 2018 and September 30, 2017	—	—
Common stock, par value $0.001 per share; 500,000,000 shares authorized; 30,112,057 and 27,377,057 shares issued and outstanding as of March 31, 2018 and September 30, 2017, respectively	30,112	27,377
Additional paid in capital	247,680,080	243,503,858
Accumulated deficit	(242,003,077)	(236,673,155)
Total stockholders’ equity	5,707,115	6,858,080

Total Liabilities and Stockholders’ Equity	$7,933,543	$8,153,948

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017

Revenues:
Product revenues	$486,341	$689,188	$836,474	$1,393,605
Service revenues	557,605	216,185	855,149	414,776
Total revenues	1,043,946	905,373	1,691,623	1,808,381

Cost of revenues	372,153	297,372	703,593	572,204

Operating expenses:
Selling, general and administrative	1,996,604	3,230,371	4,589,759	7,131,288
Research and development	669,813	635,893	1,409,880	1,154,521
Depreciation and amortization	145,280	163,368	302,928	325,345

Total operating expenses	2,811,697	4,029,632	6,302,567	8,611,154

LOSS FROM OPERATIONS	(2,139,904)	(3,421,631)	(5,314,537)	(7,374,977)

Other income (expense):
Interest income, net	-	1,204	-	2,535
Other (expense) income , net	(6,305)	(8,429)	(15,385)	(17,798)

Loss before provision for income taxes	(2,146,209)	(3,428,856)	(5,329,922)	(7,390,240)

Provision for income taxes	—	—	—	—

NET LOSS	$(2,146,209)	$(3,428,856)	$(5,329,922)	$(7,390,240)

Net loss per share-basic and diluted	$(0.07)	$(0.13)	$(0.18)	$(0.29)

Weighted average shares outstanding-
Basic and diluted	30,112,057	26,351,483	28,879,804	25,886,892

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017

Net Loss	$(2,146,209)	$(3,428,856)	$(5,329,922)	$(7,390,240)
Interest (income) expense, net	-	(1,204)	-	(2,535)
Depreciation and amortization	145,280	163,368	302,928	325,345
Stock based compensation	(285,045)	537,904	(53,932)	1,995,924
Bad debt expense	17,117	15,601	17,117	21,247

Total non-cash items	(122,648)	715,669	266,113	2,339,981

Consolidated Adjusted EBITDA (loss)	(2,268,857)	(2,713,187)	(5,063,809)	(5,050,259)